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                                    EXHIBIT 22.1




























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                                  EXHIBIT 22.1

                          SUBSIDIARIES OF THE REGISTRANT



                                             State or Province  Percentage
               Subsidiary                     of Incorporation     Owned
- -------------------------------------         ----------------  ----------

Unit Drilling and Exploration Company             Delaware        100%

Mountain Front Pipeline Company, Inc.             Oklahoma        100%

Unit Drilling Company                             Oklahoma        100%

Unit Petroleum Company (1)                        Oklahoma        100%

Petroleum Supply Company                          Oklahoma        100%

Roundup Resources, Inc.                           Delaware        100%

Unit Energy Canada, Inc.                          Alberta         100%

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(1)   Unit Petroleum Company owns 100% of one subsidiary corporation, namely:

        Unit Texas Company                       Oklahoma